As filed with the Securities and Exchange Commission on May 17, 1999

                                                  Registration No. 333-
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ----------------------
                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -----------------------
                            WARNER-LAMBERT COMPANY
            (Exact name of Registrant as specified in its charter)

               Delaware                              22-1598912
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                               201 Tabor Road
                          Morris Plains, NJ  07950
                               (201) 540-2000

  (Address, including zip code, of Registrant's principal executive office)

                           Warner-Lambert Company
                           Savings and Stock Plan
                          (Full title of the Plan)
                          ------------------------
                          Gregory L. Johnson, Esq.
                     Vice President and General Counsel
                           Warner-Lambert Company
                               201 Tabor Road
                          Morris Plains, NJ  07950
                               (201) 540-2000
                          ------------------------
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                            James M. Cotter, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000

                        CALCULATION OF REGISTRATION FEE
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                                        Proposed    Proposed
                                        Maximum      Maximum
                            Amount to   Offering    Aggregate     Amount of
  Title of Securities to       be      Price Per    Offering    Registration
      be Registered        Registered   Share(a)    Price (a)      Fee (a)
 ------------------------  ----------  ---------    ---------   ------------

Common Stock, $.01 par     8,000,000     $65.97   $527,760,000  $146,717.28
value per share(b)


(a) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on May 10, 1999.
(b) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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         The contents of the Registration Statement on Form S-8 filed by
Warner-Lambert Company (the "Company" or the "Registrant") (File
No. 33-49244) in June, 1992 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is hereby incorporated by reference in this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:

23.1                Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included as part of the signature pages hereof)

 Item 9. Undertakings

     In addition to the undertakings furnished under the S-8 filed under file number 33-49244 (incorporated by reference), the undersigned Registrant hereby undertakes to submit, or has already submitted, the plan and any amendment thereto to the Internal Revenue Service (the "IRS")in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.






















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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morris Plains, State of New Jersey, on this 17th day of May, 1999.

                                           WARNER-LAMBERT COMPANY
                                           (Registrant)


                                           By /s/ Lodewijk J.R. de Vink
                                              --------------------------
                                              Lodewijk J. R. de Vink
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Warner-Lambert Company (the "Company") in their respective capacities set forth below constitutes and appoints Lodewijk J.R. de Vink, Raymond M. Fino, Ernest J. Larini and Gregory L. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.







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           Signature                     Title                      Date
           ---------                     -----                      ----
/s/Lodewijk J.R. de Vink         Chairman of the Board,        May 17 , 1999
------------------------         President, Chief Executive
   Lodewijk J.R. de Vink         Officer and Director
                                 (Principal Executive
                                 Officer)

/s/Ernest J. Larini              Chief Financial Officer and   May 17 , 1999
------------------------         Executive Vice President,
   Ernest J. Larini              Administration (Principal
                                 Financial Officer)

/s/Joseph E. Lynch               Vice President and            May 17 , 1999
------------------------         Controller (Principal
   Joseph E. Lynch               Accounting Officer)

/s/Robert N. Burt                Director                      May 17 , 1999
------------------------
   Robert N. Burt

/s/Donald C. Clark               Director                      May 17 , 1999
------------------------
   Donald C. Clark

/s/John A. Georges               Director                      May 17 , 1999
------------------------
   John A. Georges

/s/William H. Gray, III          Director                      May 17 , 1999
------------------------
   William H. Gray, III

/s/William R. Howell             Director                      May 17 , 1999
------------------------
   William R. Howell

/s/Dr. LaSalle D. Leffall, Jr.   Director                      May 17 , 1999
------------------------
   Dr. LaSalle D. Leffall, Jr.

/s/George A. Lorch               Director                      May 17 , 1999
------------------------
   George A. Lorch

/s/Alex J. Mandl                 Director                      May 17 , 1999
------------------------
   Alex J. Mandl

/s/Michael I. Sovern             Director                      May 17 , 1999
------------------------
   Michael I. Sovern







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             Pursuant to the  requirements of the Securities Act of  1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morris Plains, State of New Jersey, on the 17th day of May, 1999.

                                           Savings and Stock Plan of
                                           Warner-Lambert Company

                                               /s/ Ernest J. Larini
                                           By:_______________________
                                           Name: Ernest J. Larini
                                           Title: Chief Financial Officer and
                                                  Executive Vice President,
                                                  Administration



































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                               INDEX TO EXHIBITS


Exhibit
Number           Description
-------          -----------
23.1             Consent of PricewaterhouseCoopers LLP
24               Power  of Attorney  (included  as  part of  the  signature pages hereof)